Sub-Item 77Q1:  Exhibits

(a)	Copies of any material amendment to the registrant's
charter or by-laws

Amended and Restated Schedule A to Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(a)(iii) to Post-Effective Amendment ("PEA") No. 69 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on May 22, 2013 (SEC Accession No. 0001104659-13-043960) and incorporated herein by reference.

(e)	Copies of any new or amended registrant investment
advisory contracts

Form of Amended and Restated Schedules A and B to the
Investment Advisory Agreement with Gotham Asset Management,
LLC were previously filed with the SEC as exhibit
28(d)(xii)(C) to PEA No 69 to the Trust's Registration
Statement filed with the SEC on May 22, 2013 (SEC Accession
No. 0001104659-13-043960) and incorporated herein by reference.